Exhibit 99.1

Soluna Breaks Ground on its Largest Site to Date, Project Kati

Texas wind-powered facility is expected to deliver 166 MW of clean computing for AI and Bitcoin

ALBANY, NY, September 11, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced the scheduled groundbreaking of Project Kati, its largest facility to date. The ceremony will be held on September 18, 2025, in Willacy County, Texas.

Project Kati is expected to deliver 166 megawatts (MW) of clean computing capacity in two phases, beginning with 83 MW expected to come online in early 2026. Built in partnership with EDF Renewables, Masdar, and Spring Lane Capital, the project will support both Bitcoin hosting and the rapidly growing demand for AI and high-performance computing (HPC) infrastructure.

“Breaking ground on our biggest project yet expands our Texas footprint, strengthens partnerships with leading renewable developers, and proves our colocation model of pairing high-performance computing with clean energy at utility scale,” said John Belizaire, CEO of Soluna. “Project Kati showcases our ability to deliver large-scale facilities with world-class investors and positions Soluna for long-term growth across Bitcoin hosting and AI infrastructure.”

The groundbreaking will bring together community leaders, partners, and stakeholders to mark a project expected to deliver new jobs, investment, and long-term economic impact for Willacy County.

Project Kati Plan

Project Kati is designed as a two-phase buildout: Kati 1 is dedicated to Bitcoin hosting with Galaxy as the first customer already secured, while Kati 2 will expand the site to support AI and high-performance computing (HPC) infrastructure.

●	Kati 1 (83 MW, Bitcoin Hosting): Expected to come online in early 2026, this first phase will deliver 83 MW of clean computing capacity, including 48 MW for Galaxy and 35 MW for Soluna’s Bitcoin Hosting.

●	Kati 2 (83 MW, AI & HPC Infrastructure): Planned to follow, this second phase is expected to double the site’s capacity to 166 MW and establish Project Kati as a dual-purpose facility serving both Bitcoin hosting customers and the rapidly growing demand for AI and HPC workloads.

By phasing the buildout, Soluna can serve existing customers today while scaling capacity for the next generation of computing.

More information on Project Kati and Soluna’s data center projects can be found at www.solunacomputing.com.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Kati and our expectations with respect to the amount of renewable energy capacity Project Kati will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co